Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126894, 333-106198 and 333-97685 on Form S-8 of our report, dated April 5, 2006 (which expressed an unqualified opinion and included an explanatory paragraph relating to the restatement described in Note 20), relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-KSB of Alliance Bancshares California for the year ended December 31, 2005.

/s/    MCGLADREY & PULLEN, LLP

Pasadena, California

April 5, 2006